Exhibit 99.1

September 3, 2008 Stephen I. Chazen President and Chief Financial Officer Lehman Brothers 2008 CEO Energy/Power Conference

2 1H2008 1H2007 • Core Results1 $4,119 $1,731 • Core EPS (diluted) $4.98 $2.05 • +143% year-over-year • Net Income $4,143 $2,624 • Reported EPS (diluted) $5.01 $3.11 • Oil and Gas production (mboe/day) 598 559 • +7% year-over-year • Capital Spending $1,984 $1,630 • Cash Flow from Operations $5,000 $2,900 • *ROE 35% 26% • *ROCE1 32% 24% * Annualized. 1See attached for GAAP reconciliation. ($ in millions, except EPS data) Six Months 2008 Results – Summary

3 Oxy’s Business Model – Blending Growth and Value • Cash Business with growth upside – US Oil & Gas • Long-lived reserve base • Production growth through long-term resource capture • Lower risk and good returns • High capital efficiency • Generates large amounts of free cash flow to fund growth • Growth Business – Middle East/North Africa and Latin American Oil & Gas • Long-term production growth opportunities • High returns • Other Value Enhancing Initiatives • Chemicals – consistent free cash generator • Midstream Assets – adds value to Oil and Gas operations • Dividend Growth – consistent track record of dividend increases • Share Repurchase – funded from excess operating cash

4 Worldwide Oil & Gas Operations Permian Basin Hugoton California Colombia Libya Oman UAE Yemen Qatar Argentina Bolivia Piceance Joslyn

5 Worldwide Production Outlook 0 100 200 300 400 500 600 700 800 US ME/NA Latin America Variance Thousand BOE/Day 466 600 545 570 620 CAGR = 7.3% 2005 2006 2007 2008E Assumes $111 WTI Price Note: As a result of PSC contracts, for each $5 increase in WTI, production drops approximately 1,500 BOE per day. Importantly this forecast is based only on existing projects and does not contemplate any new projects or future acquisitions. 2009E 2010E 670 640 720 690

6 Oil & Gas Capital Spending Program Growth Capital Base Capital Total Oil & Gas Capital 1,100 2,100 3,200 1,990 2,200 4,190 2007 2008E ($ in millions)

7 Increased 2008 Capital Spending Increased Activity # Drilling # New # Capital $MM Rigs Wells Workovers United States 195 6 203 52 Latin America 190 6 33 93 Mid. East / N. Africa 105 1 18 - Midstream 210 - - - 700 13 254 145 • 16% increase in new wells • 12% increase in capital workovers • West Texas gas processing plant

8 US Oil & Gas Operations Long Beach Hugoton Bravo Dome Oxy Permian Houston Los Angeles Bakersfield Sheep Mountain Elk Hills & California Properties 2007 net production* • 359 mboe/day • 63% of worldwide total 2007 reserves* • 2.15 billion boe • 75% of worldwide total * See attached for GAAP reconciliation. Piceance Basin

9 US Oil & Gas Operations Key Operations/Assets: – Permian Basin – California/Elk Hills Field – Piceance Basin 2007 Financial Data1 Pre-tax Income $3.9 Billion After-tax Cash $2.5 Billion Capital $1.3 Billion ROANCC** 21% 0 100 200 300 400 500 600 US Incremental Production 331 354 359 2005 2006 2007 Thousand BOE/Day US Oil and Gas Production **ROANCC = Return On Average Net Capitalized Costs. 361 391 411 2008E 2009E 2010E A-T Cash = Income from continuing operations after US income taxes, plus DD&A, and minus exploration and development costs incurred. Note: Six month 2008 average WTI is $111. This price was used for all outlook periods. 1See attached for GAAP reconciliation.

10 Permian Basin Operations New Mexico Colorado Bravo Dome Salt Creek Denver City Unit Hugoton Sheep Mountain Kansas Lubbock • Large resource base • 1H08 production 200 mboe/day • Low decline rate & long-lived properties • Significant cash generation • Accelerating ongoing drilling program around several plays to: – take advantage of the exploitation opportunities from acquisitions over the past year; – take advantage of quick pay back opportunities. • Significantly expanding our workover activity by increasing our service rigs from 155 to 175 within the next year. • Natural area for consolidation Texas Midland Hobbs Indian Basin Area Sharon Ridge Cogdell Seminole Oxy Acreage CO2 Pipelines New Centurion Pipelines Old Centurion Pipelines To Cushing, OK

11

Permian – Century CO_2 Plant Project



SandRidge ENERGY
McCamey Hub
NGL Pipelines
Oil Pipelines
Gas Pipelines
CO_2 Pipelines
PECOS County
CROCKETT
Pikes Peak
Mitchell
Gray Ranch
Pinon Field
New Plant "Century"
Oxy
Pakenham
Oxy
JM – Brown Bassett
Terrell (Oxy)
SandRidge Acreage
1,300 mi² 3D
5 phases
TERRELL
Gas Plants
SD Plant
CO_2 Pipelines
TX
BREWSTER County

- Oxy to invest $1.1 B in CO_2 plant and pipeline facilities.
- CO_2 to be used in Oxy's Permian EOR projects.
- New CO_2 resources expected to expand Oxy's Permian production by at least 50 mb/day within 5 years.
- Allows Oxy to exploit at least 3.5 tcf of CO_2 for EOR use.
- Enables Oxy to accelerate and enhance development of existing assets.

12 California Operations • CA production 1H08 126 mboe/day. • Most of the increased drilling activity will be in CA – adding 6 new rigs this year and more in 2009. • Expanding our rig fleet in the Elk Hills area by 5. • We have added 50 capital workovers to our activity in 2H08. • Drilling an additional 100 wells, mostly in shallow zones. • Planning various EOR and waterflood expansion projects. • Expect to increase production by expanding our drilling program in the Antelope Shale play and deeper pay zones where we have had recent exploration successes.

13 Midcontinent & Rockies Operations • 1H08 production – 32 mboe/day • Expect to double our gas production in the Piceance Basin to 80 mmcf/day by year-end as a result of the drilling program. • Expanded development program expected to boost our Piceance gas production to 100 mmcf/day in 2009 and to 144 mmcf/day average rate by 2010. • Pursuing oil exploration activity in Utah that we expect will add to production. Piceance Kansas Colorado Texas Hugoton Utah Arizona New Mexico Wyoming Nebraska

14 Qatar UAE Oman Yemen Libya Middle East/North Africa Oil & Gas 2007 net production* • 135 mboe/day • 24% of worldwide total 2007 reserves* • 468 million boe • 16% of worldwide total * See attached for GAAP reconciliation.

15 Middle East/North Africa Oil & Gas Key Operations/Assets: – Dolphin Project – Qatar ISND – Oman/Mukhaizna – Libya 2007 Financial Data1 Pre-tax Income $2.9 Billion After-tax Cash $0.8 Billion Capital $1.1 Billion ROANCC** 26% 0 60 120 180 240 300 Middle East/NA Incremental Production 103 119 135 2005 2006 2007 Thousand BOE/Day Middle East/North Africa Oil and Gas Production **ROANCC = Return On Average Net Capitalized Costs. 162 162 182 2008E 2009E 2010E A-T Cash = Income from continuing operations minus income tax owed by Oxy and paid by governmental entities on its behalf plus DD&A minus exploration and development costs incurred. Note: Six month 2008 average WTI is $111. This price was used for all outlook periods. 1See attached for GAAP reconciliation.

16 UAE / Qatar – Dolphin Project • Oxy’s interest is 24.5% • Project became fully operational in February 2008 • Delivering 2 Bcf/d+ (gross) of natural gas to UAE markets • Net Production (mboe/d) - 1H08 51 • 1H08 after-tax income of $203 mm at $111 oil price • 2008E production - 48 mboe/d • High oil prices realized to date have resulted in very rapid cost recovery. As a result, at current oil prices, we will realize fewer barrels of production going forward.

17 Oman – Mukhaizna Project • Implemented a large scale steam flood • Expect to drill approximately 180 new wells in 2008 • On track for 2008 production exit rate of 50 mb/d (gross) • Large scale drilling activity, coupled with the introduction of multiple water treatment facilities to supply the steam generators, will allow us to: – increase gross production to 80 mb/d by year end 2009; – and to 115 mb/d by year end 2010. • Expect to increase gross production to 150 mb/d by 2012

18 Libya Operations • New 30-year agreement with the Libyan National Oil Company (NOC) for major redevelopment projects signed on June 23rd. • Covers approximately 2.5 billion bbls of recoverable oil reserves. • Oxy share of planned capex is $1.9 B over 5 years • Plan to increase gross production from current rate of 100 mb/d to 300 mb/d. • Oxy group receives 10 to 12% of gross production after tax

19 Latin America Oil & Gas Operations Colombia Bolivia Argentina 2007 net production* • 76 mboe/day • 13% of worldwide total 2007 reserves* • 244 million boe • 9% of worldwide total * See attached for GAAP reconciliation.

20 Latin America Oil & Gas Operations Key Operations/Assets: – Colombia – Argentina 2007 Financial Data1 Pre-tax Income $0.7 Billion After-tax Cash $0.3 Billion Capital $0.6 Billion ROANCC** 14% 0 20 40 60 80 100 120 Latin America Incremental Production 32 72 76 2005 2006 2007 Thousand BOE/Day Latin America Oil and Gas Production **ROANCC = Return On Average Net Capitalized Costs. 80 97 112 2008E 2009E 2010E A-T Cash = Income from continuing operations minus income tax owed by Oxy and paid by governmental entities on its behalf plus DD&A minus exploration and development costs incurred. Note: Six month 2008 average WTI is $111. This price was used for all outlook periods. 1See attached for GAAP reconciliation.

21 Colombia Operations • Politically Stable Country • 1H08 production – 36 mboe/day • Caño Limon – Legacy Oil Field – Near Field Exploration Success – Contract Life Extended to Field Economic Limit • La Cira-Infantas – EOR Project With Large Remaining Reserves – Commercial phase of development & production tracking original plans – We plan to expand our drilling in the field – Expect production growth from LCI to largely offset the natural decline at Caño Limon Covenas Ayacucho Bucaramanga La Cira Infantas Venezuela Colombia CNA Pipeline Oleoducto de Colombia Vasconia Barranca Caricare Arauca Caño Limon

22 Argentina Operations • 1H08 production – 32 mboe/day • Carrying out an extensive workover program • Inventory of more than 700 drilling locations • Near field exploration program continues to be successful and has identified new drilling opportunities • Will expand drilling in these and other areas by adding 5 high performance rigs • Expect to increase production to at least 70 mboed by 2010 Oxy Blocks San Jorge Basin Cuyo Basin Neuquen Basin Argentina Chile Uruguay Brazil

23 Other Value Enhancing Initiatives • Chemicals Operations • Midstream Assets – Pipelines • Dividend Growth • Share Repurchase

24 Pre-tax Earnings $764 $586 $601 Free Cash Flow1 $823 $662 $655 Capital Spending $225 $190 $251 3-Year* 5-Year* Average Average 2007 Period ending 12/31/07* ($ Millions) Chemicals Operations 1 See attached for GAAP reconciliation. 1H08 $323 $393 $94

25 Midstream, Marketing and Other Midstream assets reclassified out of the Oil and Gas segment • The assets are comprised of the following businesses: Marketing, Gas processing plants, Pipelines, Power generation, CO2 source fields and facilities Midstream Data 1H08 1H07 Core Results $284 $143 2007 Net Book Value (at year end) $1,900 Capex & Acquisition costs $430 • Higher amount expected in 2008 • Funds will be spent enhancing our CO2 production, investing in construction of the W. Texas gas processing plant, and expanding our pipeline capacity. ($ in millions)

26 Capital Allocation Philosophy • New projects must meet expectations for good returns • Return Targets* • Domestic – 15+% • International – 20+% • Compare new projects & asset acquisitions with share repurchases • Make decisions based on creating long-term value for shareholders *Assumes Moderate Product Prices

27 Gross Cash Flow Uses 43 5 — 42 10 100 2004 36 31 — 26 7 100 2005 Capital Acquisitions Share Repurchase Debt Reduction & Cash Dividends 2006 Percentage of Total 41 26 21 3 9 100 2007 40 16 14 21 9 100 1H08 36 45 17 (6) 8 100

28 Business Risk Factors Low Middle Risk Factor Exploratory Commodity Political Engineering Reinvestment Financial High Level of Risk Acceptable to Occidental

29 Creating Shareholder Value – Dividends 2002 2003 2004 2005 2006 2007 2008E $0.52 $0.55 $0.645 $0.80 Annual Dividend Payout per share $0.50 $0.94 CAGR = 15.9% Establishing a track record of consistent dividend increases • Includes 28% dividend increase announced on May 1st (annual rate of $1.28) $1.21

30 • Spent $889 mm to repurchase 11.4 mm shares this year through 6/30/08 at an average price of $78.01 per share. • In February 2008 and July 2008, the Board increased the number of shares authorized for repurchase from 55 mm to 75 mm, and from 75 mm to 95 mm, respectively. • Under the program, Oxy has repurchased 59.5 mm shares through 6/30/08 at an average price of $55.48 per share, and 35.5 mm shares remained under the current repurchase authorization. Creating Shareholder Value – Share Repurchase* * As of June 30, 2008.

31 Creating Shareholder Value Change In Equity Market Value Change In Shareholders’ Equity 6.3 3.3 3.2 2.9 Oxy’s Shareholder Equity versus Equity Market Value 1 – Year 3 – Year 5 – Year 10 – Year • Building a History of Generating Shareholder Value ($ in millions) Market Value per $ of Equity Retained $22,560 $3,571 $40,420 $12,226 $52,867 $16,505 Financial Data for period ending December 31, 2007. $53,571 $18,537

32 Summary - Corporate Strategy/Philosophy • Focus on core areas – long-term production growth of 5 - 8% CAGR • US - Permian Basin, California, and Piceance Basin • Middle East/North Africa • Latin America • Maintain strong balance sheet – Maintain “A” credit rating – Maintain investment discipline – Create value – Capture EOR projects with large volumes of oil in place – Acquire assets with upside potential – Maintain top quartile financial returns • Maximize free cash flow from chemicals • Continue to increase the dividend regularly

33 Occidental Petroleum Corporation Statements in this presentation that contain words such as "will," "expect" or "estimate," or otherwise relate to the future, are forward-looking and involve risks and uncertainties that could significantly affect expected results. Factors that could cause results to differ materially include, but are not limited to: exploration risks such as drilling of unsuccessful wells, global commodity pricing fluctuations and supply/demand considerations for oil, gas and chemicals; higher than expected costs; operational interruptions; political risks; changes in tax rates; unrealized acquisition benefits or higher than expected integration costs; and not successfully completing (or any material delay in) any expansion, capital expenditure, acquisition or disposition. You should not place undue reliance on these forward-looking statements which speak only as of the date of this presentation. Unless legally required, Occidental does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise. Additionally, the SEC requires oil and natural gas companies, in their filings, to disclose non-financial statistical information about their consolidated entities separately from such information about their equity holdings and not to show combined totals. The United States Securities and Exchange Commission (SEC) permits oil and natural gas companies, in their filings with the SEC, to disclose only proved reserves demonstrated by actual production or conclusive formation tests to be economically producible under existing economic and operating conditions. We use certain terms in this presentation, such as recoverable reserves, that the SEC's guidelines strictly prohibit us from using in filings with the SEC. Certain information in this presentation is shown on a combined basis; however, the information is disclosed separately on our web site at www.oxy.com. U.S. investors are urged to consider carefully the disclosure in our Form 10-K, available through 1-888-699-7383 or at www.oxy.com. You also can obtain a copy from the SEC by calling 1-800-SEC-0330.

35 Appendix

36 UNITED STATES California 126 3 17 25 Midcontinent and Rockies 32 2 11 18 Permian 200 1 5 10 Total United States 358 6 33 53 LATIN AMERICA Argentina 32 13 25 40 Other Latin America 40 4 - - Total Latin America 72 17 25 40 MIDDLE EAST / NORTH AFRICA Dolphin E&P 51 (5) (13) (15) Libya 22 (13) (12) (7) Oman 24 7 16 30 Qatar 46 4 6 9 Yemen 25 (4) (3) (3) Total Middle East / North Africa 168 (11) (6) 14 TOTAL OIL & GAS 598 12 52 107 YTD JUNE 2008 PRODUCTION 598 598 598 TOTAL OIL & GAS PRODUCTION 610 650 705 RANGE 600-620 640-670 690-720 1 YTD 2008 average WTI is $111. This price was used for all outlook periods. 2 For each $5 increase in WTI, production drops approximately 1,500 BOE per day Change from YTD June 2008 2 YTD June 2nd Half 2008 1 2008 2009 2010 Production Outlook 2008 To 2010 Thousand BOE/Day

37 Reserves Replacement 2007 2006 2005 2004 2003 3-Year Average 5-Year Average 182 187 231 201 229 200 206 60 326 139 40 107 175 134 242 513 370 241 336 375 340 116 257 216 145 202 194 187 Organic Growth Acquisitions Total Reserve Replace % Million BOE 209 200 171 166 166 193 182 Worldwide Production (million boe)

Occidental Petroleum Corporation

Reconciliation to Generally Accepted Accounting Principles (GAAP)

For the Six Months Ended June 30,

($ Millions)

	2008		2007
		Diluted		Diluted
		EPS		EPS
Reported Income	$4,143	$5.01	$2,624	$3.11
Less: significant items affecting earnings
Gain on sale of Russia joint venture *	—		412
Legal settlements *	—		112
Gain on sale of oil and gas interests	—		23
Debt purchase expense	—		(167)
Facility closure	—		(47)
Gain in sale of Lyondell shares	—		284
Tax effect of pre-tax adjustments	—		(34)
Discontinued operations, net *	24		310
Core Results	$4,119	$4.98	$1,731	$2.05

* Amount shown after-tax

Average Diluted Common Shares Outstanding	826.9	843.2

Occidental Petroleum Corporation

Return on Capital Employed (%)

($ Millions)

	Six		Six
	Months	Annualized	Months	Annualized
Reconciliation to Generally Accepted Accounting Principles (GAAP)	2007	2007	2008	2008
GAAP measure - earnings applicable to common shareholders	2,624		4,143
Interest expense	175		7
Tax effect of interest expense	(61)		(2)
Earnings before tax-effected interest expense	2,738		4,148

GAAP stockholders’ equity	21,111		25,143

DEBT
GAAP debt
Debt, including current maturities	1,880		1,775
Non-GAAP debt
Capital lease obligation	25		25
Subsidiary preferred stock	75		—
Total debt	1,980		1,800

Total capital employed	23,091		26,943

Return on Capital Employed (%)	12.1	24.2	16.1	32.2

Occidental Petroleum Corporation

Reconciliation to Generally Accepted Accounting Principles (GAAP)

For the Year Ended December 31, 2007

	Reserves - MMBOE				Production - MBOE/D
	Oil (a)	Gas	BOE (b)%		Oil (a)	Gas	BOE (b)%
California	589	1,034	761.3		89	254	131
Permian	1,104	801	1,237.5		167	186	198
Hugoton and Others	14	837	153.5		4	153	30
United States	1,707	2,672	2,152.3	75%	260	593	359	63%

Latin America
Colombia	61	5	61.8		42	—	42
Argentina	153	148	177.7		32	22	36
Bolivia	—	55	9.2		—	18	3
Consolidated Subs	214	208	248.7		74	40	81
Colombia - MI	(5)	—	(5.0)		(5)	—	(5)
	209	208	243.7	9%	69	40	76	13%

Middle East / North Africa
Oman	56	60	66.0		20	30	25
Qatar	128	—	128.0		48	—	48
Dolphin	83	903	233.5		4	51	13
Yemen	22	—	22.0		22	—	22
Libya	16	—	16.0		25	—	25
Consolidated Subs	305	963	465.5		119	81	133
Yemen - Comeco	3	—	3.0		2	—	2
	308	963	468.5	16%	121	81	135	24%

Worldwide	2,224	3,843	2,864.5	100%	450	714	570	100%

% of total	78%	22%	100%		79%	21%	100%

Per Annual Report	Oil (a)	Gas	BOE (b)		Oil (a)	Gas	BOE (b)
United States	1,707	2,672	2,152		260	593	359
International	519	1,171	714		193	121	214
Consolidated Subsidiaries	2,226	3,843	2,866		453	714	573
Other Interests (c)	(2)	—	(2)		(3)	—	(3)
Worldwide	2,224	3,843	2,864 (d)		450	714	570

(a) Includes natural gas liquids and condensate

(b) Natural gas volumes have been converted to BOE based on energy content of six Mcf to one barrel of oil

(c) Reflect the minority interest in a Colombian subsidiary, partially offset by Occidental’s share of reserves and production from an equity investee in Yemen.

(d) Stated on a net basis and after applicable royalties.  Includes reserves related to production-sharing contracts  and other economic arrangements.

Occidental Petroleum Corporation

Reconciliation to Generally Accepted Accounting Principles (GAAP)

For the Year Ended December 31, 2007

	Consolidated Subsidiaries
	United	Latin	Middle East	Other
	States	America	North Africa	Eastern	CONSOL
Results of Operations - Core Results Basis
Revenues	7,115	1,559	4,340	—	13,014
Production costs	1,828	320	430	—	2,578
Exploration expenses	54	56	224	30	364
Other operating expenses	265	117	184	1	567
DD&A	1,023	356	597	—	1,976
Pretax income	3,945	710	2,905	(31)	7,529
Income taxes	1,187	241	1,717	—	3,145
Results of operations	2,758	469	1,188	(31)	4,384

After-tax Cash
After-tax income	2,758	469	1,188	(31)	4,384
+ DD&A	1,023	356	597	—	1,976
+ Exploration expense	54	56	224	30	364
- Costs incurred (development)	(1,268)	(524)	(1,032)	—	(2,824)
- Costs incurred (exploration) *	(39)	(79)	(193)	(20)	(331)
After-tax cash	2,528	278	784	(21)	3,569

Return on Average Net Capitalized Costs
Capitalized costs
2007	13,782	3,490	4,895	—	22,167
2006	12,870	3,355	4,107	37	20,369
Average	13,326	3,423	4,501	19	21,268

After-tax income	2,758	469	1,188	(31)	4,384

Return %	21%	14%	26%		21%

* Includes the following:
Exploration CAPEX	(16)	(49)	(84)	(7)
Overhead	10	(3)	(5)	(2)
G&G / Seismic	(33)	(28)	(103)	(11)
Roundings	—	1	(1)	—
	(39)	(79)	(193)	(20)

Occidental Petroleum Corporation

Reconciliation to Generally Accepted Accounting Principles (GAAP)

For the Year Ended December 31, 2007

	Consolidated Subsidiaries
	United	Latin	Middle East	Other		Other
	States	America	North Africa	Eastern	Total	Interests
Results of Operations
Per Annual Report
Revenues	7,492	1,559	4,340	—	13,391	(68)
Production costs	1,940	320	430	—	2,690	(5)
Exploration expenses	112	56	224	30	422	(5)
Other operating expenses	328	105	181	1	615	(3)
DD&A	1,071	356	597	—	2,024	(6)
Pretax income	4,041	722	2,908	(31)	7,640	(49)
Income taxes	1,220	241	1,717	—	3,178	(43)
Results of operations	2,821	481	1,191	(31)	4,462	(6)

Midstream Reclasses
Revenues	(377)	—	—	—	(377)	—
Production costs	(112)	—	—	—	(112)	—
Exploration expenses	—	—	—	—	—	—
Other operating expenses	(63)	12	3	—	(48)	—
DD&A	(32)	—	—	—	(32)	—
Pretax income	(170)	(12)	(3)	—	(185)	—
Income taxes	(59)	—	—	—	(59)	—
Results of operations	(111)	(12)	(3)	—	(126)	—

Restated Results of Operations
Revenues	7,115	1,559	4,340	—	13,014	(68)
Production costs	1,828	320	430	—	2,578	(5)
Exploration expenses	112	56	224	30	422	(5)
Other operating expenses	265	117	184	1	567	(3)
DD&A	1,039	356	597	—	1,992	(6)
Pretax income	3,871	710	2,905	(31)	7,455	(49)
Income taxes	1,161	241	1,717	—	3,119	(43)
Results of operations	2,710	469	1,188	(31)	4,336	(6)

Significant Items Affecting Earnings
Revenues	—	—	—	—	—	—
Production costs	—	—	—	—	—	—
Exploration expenses	(58)	—	—	—	(58)	—
Other operating expenses	—	—	—	—	—	—
DD&A	(16)	—	—	—	(16)	—
Pretax income	74	—	—	—	74	—
Income taxes	26	—	—	—	26	—
Results of operations	48	—	—	—	48	—

Core Results of Operations
Revenues	7,115	1,559	4,340	—	13,014	(68)
Production costs	1,828	320	430	—	2,578	(5)
Exploration expenses	54	56	224	30	364	(5)
Other operating expenses	265	117	184	1	567	(3)
DD&A	1,023	356	597	—	1,976	(6)
Pretax income	3,945	710	2,905	(31)	7,529	(49)
Income taxes	1,187	241	1,717	—	3,145	(43)
Results of operations	2,758	469	1,188	(31)	4,384	(6)

Occidental Petroleum Corporation

Reconciliation to Generally Accepted Accounting Principles (GAAP)

For the Year Ended December 31, 2007

	Consolidated Subsidiaries
	United	Latin	Middle East	Other		Other
	States	America	North Africa	Eastern	CONSOL	Interests
Costs Incurred
Per Annual Report
Property Acquisition Costs
Proved Properties	716	—	300	—	1,016	—
Unproved Properties	167	(58)	10	—	119	—
Exploration costs	39	79	193	20	331	(4)
Development costs	1,431	524	1,032	—	2,987	7
Costs Incurred	2,353	545	1,535	20	4,453	3

Midstream Reclasses
Property Acquisition Costs
Proved Properties	(90)	—	—	—	(90)	—
Unproved Properties	—	—	—	—	—	—
Exploration costs	—	—	—	—	—	—
Development costs	(163)	—	—	—	(163)	—
Costs Incurred	(253)	—	—	—	(253)	—

Restated
Property Acquisition Costs
Proved Properties	626	—	300	—	926	—
Unproved Properties	167	(58)	10	—	119	—
Exploration costs	39	79	193	20	331	(4)
Development costs	1,268	524	1,032	—	2,824	7
Costs Incurred	2,100	545	1,535	20	4,200	3

Occidental Petroleum Corporation

Reconciliation to Generally Accepted Accounting Principles (GAAP)

As of December 31, 2007 and December 31, 2006

	United	Latin	Middle East	Other		Other
	States	America	North Africa	Eastern	CONSOL	Interests
Capitalized Costs - 2007
Per Annual Report
Proved Properties	19,026	3,965	7,763	—	30,754	(129)
Unproved Properties	810	527	228	—	1,565	—
Total property costs	19,836	4,492	7,991	—	32,319	(129)
Support Equipment & Facilities	1,171	239	188	—	1,598	6
Total capitalized costs	21,007	4,731	8,179	—	33,917	(123)
Accumulated DD&A	(6,351)	(1,241)	(3,284)	—	(10,876)	132
Net capitalized costs	14,656	3,490	4,895	—	23,041	9

Midstream Reclasses
Proved Properties	(731)	—	—	—	(731)	—
Unproved Properties	—	—	—	—	—	—
Total property costs	(731)	—	—	—	(731)	—
Support Equipment & Facilities	(594)	—	—	—	(594)	—
Total capitalized costs	(1,325)	—	—	—	(1,325)	—
Accumulated DD&A	451	—	—	—	451	—
Net capitalized costs	(874)	—	—	—	(874)	—

Restated
Proved Properties	18,295	3,965	7,763	—	30,023	(129)
Unproved Properties	810	527	228	—	1,565	—
Total property costs	19,105	4,492	7,991	—	31,588	(129)
Support Equipment & Facilities	577	239	188	—	1,004	6
Total capitalized costs	19,682	4,731	8,179	—	32,592	(123)
Accumulated DD&A	(5,900)	(1,241)	(3,284)	—	(10,425)	132
Net capitalized costs	13,782	3,490	4,895	—	22,167	9

Capitalized Costs - 2006
Per Annual Report
Proved Properties	16,838	3,493	6,395	—	26,726	76
Unproved Properties	802	655	265	37	1,759	1
Total property costs	17,640	4,148	6,660	37	28,485	77
Support Equipment & Facilities	890	95	148	—	1,133	19
Total capitalized costs	18,530	4,243	6,808	37	29,618	96
Accumulated DD&A	(5,060)	(888)	(2,701)	—	(8,649)	(36)
Net capitalized costs	13,470	3,355	4,107	37	20,969	60

Midstream Reclasses
Proved Properties	(632)	—	—	—	(632)	—
Unproved Properties	—	—	—	—	—	—
Total property costs	(632)	—	—	—	(632)	—
Support Equipment & Facilities	(387)	—	—	—	(387)	—
Total capitalized costs	(1,019)	—	—	—	(1,019)	—
Accumulated DD&A	419	—	—	—	419	—
Net capitalized costs	(600)	—	—	—	(600)	—

Restated
Proved Properties	16,206	3,493	6,395	—	26,094	76
Unproved Properties	802	655	265	37	1,759	1
Total property costs	17,008	4,148	6,660	37	27,853	77
Support Equipment & Facilities	503	95	148	—	746	19
Total capitalized costs	17,511	4,243	6,808	37	28,599	96
Accumulated DD&A	(4,641)	(888)	(2,701)	—	(8,230)	(36)
Net capitalized costs	12,870	3,355	4,107	37	20,369	60

Chemicals Free Cash Flow

Reconciliation to Generally Accepted Accounting Principles (GAAP)

($ Millions)

						6 Months
	2003	2004	2005	2006	2007	2008
Occidental Petroleum Consolidated Statement of Cash Flows
Cash flow from operating activities	3,074	3,878	5,337	6,353	6,798	5,031
Cash flow from investing activities	(2,131)	(2,428)	(3,161)	(4,383)	(3,128)	(4,272)
Cash flow from financing activities	(513)	(821)	(1,187)	(2,819)	(3,045)	(1,217)
Change in cash	430	629	989	(849)	625	(458)

Chemicals Free Cash Flow
Core results (see reconciliation below)	221	416	784	906	601	323
Depreciation & amortization expense	221	260	268	279	304	164
Roundings	(2)	(1)	1	1	1	—
Capital expenditures (excluding acquisitions)	(120)	(155)	(173)	(251)	(251)	(94)
Free cash flow	320	520	880	935	655	393

	Core	Cash	Capital
	Results	Flow	Spending
3-Year Average (2005-2007)	764	823	225
5-Year Average (2003-2007)	586	662	190

Segment income	221	416	614	906	601	323
Less: significant items affecting earnings
Hurricane insurance charges	—	—	11	—	—	—
Write-off of plants	—	—	159	—	—	—
Core results	221	416	784	906	601	323